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                                                                                              EXHIBIT 11
                                    NINE WEST GROUP INC. AND SUBSIDIARIES
                                      Computation of Earnings Per Share
                                     (In thousands except per share data)
                                                (Unaudited)
                                                                   13 Weeks Ended       39 Weeks Ended
                                                                 ------------------   ------------------
                                                                  Nov. 1     Nov. 2    Nov. 1     Nov. 2
                                                                    1997       1996      1997       1996
                                                                 -------    -------   -------    -------
COMPUTATION FOR CONDENSED CONSOLIDATED STATEMENTS OF INCOME
-----------------------------------------------------------
  PRIMARY EARNINGS PER SHARE
  --------------------------
   Net income..............................................      $34,602    $35,311   $81,019    $73,503
                                                                 =======    =======   =======    =======
   Shares:
     Weighted average number of common shares outstanding..       35,845     35,739    35,825     35,599
     Net effect of dilutive stock options based on the
      treasury stock method................................          615        990       671      1,129
                                                                 -------    -------   -------    -------
     Weighted average number of shares outstanding
      including common stock equivalents...................       36,460     36,729    36,496     36,728
                                                                 =======    =======   =======    =======
   Primary earnings per share..............................      $  0.95    $  0.96   $  2.22    $  2.00
                                                                 =======    =======   =======    =======

  FULLY DILUTED EARNINGS PER SHARE (1)
  ------------------------------------
   Reconciliation of net income to amount used for fully
    diluted computation in Condensed Consolidated
    Statements of Income:
   Net income per primary calculation above................      $34,602    $35,311   $81,019    $73,503
   Add:
     Interest on 5.5% convertible notes, net of tax effect.        1,671      1,713     5,010      2,415
                                                                 -------    -------   -------    -------
     Adjusted net income...................................      $36,273    $37,024   $86,029    $75,918
                                                                 =======    =======   =======    =======
   Reconciliation of weighted average common shares
    outstanding to amount used for fully diluted computation
    in Condensed Consolidated Statements of Income:
      Weighted average number of common shares outstanding.       35,845     35,739    35,825     35,599
      Weighted average shares issuable from assumed
       exercise of 5.5% convertible notes..................        3,056      3,056     3,056      1,455
      Net effect of dilutive stock options based on the
       treasury stock method...............................          616        990       671      1,477
                                                                 -------    -------   -------    -------
          Fully diluted shares outstanding.................       39,517     39,785    39,552     38,531
                                                                 =======    =======   =======    =======
   Fully diluted earnings per share........................      $  0.92    $  0.93   $  2.18    $  1.97
                                                                 =======    =======   =======    =======

(1) Fully diluted earnings per share reflect the impact of the convertible notes issued in June 1996.
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